Exhibit 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
FIRST QUARTER 2004 RESULTS

     KILGORE, Texas, May 13, 2004 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its results of operations for the first quarter ended March 31, 2004.

     MMLP reported net income for the first quarter of 2004 of $3.6 million, on revenues of $69.1 million, compared to net income for the first quarter of 2003 of $3.3 million, on revenues of $61.2 million. MMLP’s net income per limited partner unit for the first quarter of 2004 was $0.45, compared to net income per limited partner unit for the first quarter of 2003 of $0.46.

     The Company’s distributable cash flow for the first quarter of 2004 was $4.9 million, or 1.14 times the amount required under its partnership agreement to cover the minimum quarterly distribution of $4.3 million on its common and subordinated units for such quarter. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information”. The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

     Included with this press release are MMLP’s Consolidated and Condensed Balance Sheets as of March 31, 2004 and December 31, 2003, its Consolidated and Condensed Statements of Operations for the three months ended March 31, 2004 and 2003 and its Consolidated and Condensed Statements of Cash Flows for the three months ended March 31, 2004 and 2003. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 13, 2004.

     Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, MMLP’s general partner, said “We were pleased with the first quarter results of operations, including the performance of our new marine terminals that we acquired in December 2003. In addition, we continue to be pleased with the flexibility provided by our follow-on offering, completed in February 2004. This follow-on offering allowed us to pay off our $30 million acquisition sub-facility, and provided us with additional flexibility to continue to pursue strategic acquisitions. We continue to identify and evaluate potential acquisitions which would further strengthen our position as a leader in terminalling, marine transportation and distribution operations along the Gulf Coast.”

Investors’ Conference Call

     An investors’ conference call to review the first quarter results will be held on Friday, May 14, 2004, at 3:00 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 6:00 p.m. Central Time on May 14, 2004 through 11:59 p.m. Central Time on May 22,

2004. The access codes for the conference call and the audio replay are as follows: Account No. 1628; Conference ID No. 104978. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.

About Martin Midstream Partners

     Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, specialty chemicals and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.

Forward-Looking Statements

     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future event, or otherwise.

Use of Non-GAAP Financial Information

     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), less maintenance capital expenditures (as defined below), plus distributions from unconsolidated partnership (as reported in its Consolidated and Condensed Statements of Cash Flows), less equity in earnings from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations). MMLP’s maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Condensed Statements of Cash Flows. For the three months ended March 31, 2004, MMLP had no expansion capital expenditures.

Contacts:

Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

		December 31,
	March 31, 2004	2003
	(Unaudited)	(Audited)
Assets
Cash	$4,344	$2,270
Accounts and other receivables, less allowance for doubtful accounts of $328 and $329	30,548	27,027
Product exchange receivables	209	1,783
Inventories	13,332	19,663
Due from affiliates	1,427	162
Other current assets	1,540	756

Total current assets	51,400	51,661

Property, plant, and equipment, at cost	114,838	113,907
Accumulated depreciation	(32,828)	(30,946)

Property, plant and equipment, net	82,010	82,961

Goodwill	2,922	2,922
Investment in unconsolidated entities	253	318
Other assets, net	1,560	1,823

	$138,145	$139,685

Liabilities and Partners’ Capital
Trade and other accounts payable	$16,176	$17,366
Product exchange payables	2,576	7,222
Due to affiliates	647	560
Other accrued liabilities	1,246	1,645

Total current liabilities	20,645	26,793
Long-term debt	37,000	67,000

Total liabilities	57,645	93,793

Partners’ capital	80,500	45,892
Commitments and contingencies	—	—

	$138,145	$139,685

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2004.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2004	2003
Revenues:
Terminalling	$3,766	$1,480
Marine transportation	7,948	6,453
Product sales:
LPG distribution	46,166	45,263
Fertilizer	9,216	8,003
Terminalling	1,972	—

	57,354	53,266

Total revenues	69,068	61,199

Costs and expenses:
Cost of products sold:
LPG distribution	44,944	43,629
Fertilizer	7,512	6,759
Terminalling	1,650	—

	54,106	50,388
Expenses:
Operating expenses	7,337	5,071
Selling, general and administrative	1,915	1,517
Depreciation and amortization	1,906	1,147

Total costs and expenses	65,264	58,123

Operating income	3,804	3,076

Other income (expense):
Equity in earnings of unconsolidated entities	529	794
Interest expense	(704)	(552)
Other, net	9	16

Total other income (expense)	(166)	258

Net income	$3,638	$3,334

General partner’s interest in net income	$73	$67
Limited partners’ interest in net income	$3,565	$3,267
Net income per limited partner unit	$0.45	$0.46
Weighted average limited partner units	7,967,840	7,153,362

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission May 13, 2004.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2004	2003
Cash flows from operating activities:
Net income	$3,638	$3,334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,906	1,147
Amortization of deferred debt issuance costs	243	119
Equity in earnings of unconsolidated entities	(529)	(794)
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(3,521)	1,570
Product exchange receivables	1,574	745
Inventories	6,331	5,379
Due from affiliates	(1,265)	(462)
Other current assets	(784)	(303)
Trade and other accounts payable	(1,190)	(1,682)
Product exchange payables	(4,646)	(860)
Due to affiliates	87	886
Other accrued liabilities	(399)	(1,065)
Change in other noncurrent assets, net	(4)	—

Net cash provided by operating activities	1,441	8,014

Cash flows from investing activities:
Payments for property, plant, and equipment	(931)	(750)
Distributions from unconsolidated partnership	594	891

Net cash provided by (used in) investing activities	(337)	141

Cash flows from financing activities:
Payments of long-term debt	(30,000)	—
Cash distributions paid	(3,832)	(2,246)
General partner contribution	754	—
Follow on offering	34,048	—

Net provided by (used in) by financing activities	970	(2,246)

Net increase in cash and cash equivalents	2,074	5,909
Cash at beginning of period	2,270	1,734

Cash at end of period	$4,344	$7,643

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2004.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

Three Months Ended
March 31,
2004
Net income	$3,638
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	1,906
Amortization of deferred debt issue costs	243
Maintenance capital expenditures(1)	(931)
Distributions from unconsolidated partnership	594
Equity in earnings of unconsolidated entities	(529)

Distributable cash flow	$4,921

(1) Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant, and equipment set forth in MMLP’s Consolidated and Combined Condensed Statements of Cash Flows. MMLP had $0.9 million in capital expenditures for the three months ended March 31, 2004.